Exhibit 10.22

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of December 31, 2009 (this “Agreement”), is entered into by and between OmniComm Systems, Inc., a Delaware corporation with headquarters located at 2101 W. Commercial Blvd., Suite 4000, Ft. Lauderdale, FL 33309 (the “Company”), and each individual or entity named on an executed counterpart of the signature page hereto (each such signatory is referred to as a “Buyer”) (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer (each, an “Other Buyer”) under such agreement and the Transaction Agreements, as defined below, referred to therein).

W I T N E S S E T H:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Buyer wishes to lend to the Company, subject to and upon the terms and conditions of this Agreement and acceptance of this Agreement by the Company, the Purchase Price (as defined below), the repayment of which will be represented by 12% Convertible Debentures Series 09 of the Company (the “Debenture” or “Convertible Debenture” and collectively with all Other Buyers the “Debentures” or “Convertible Debentures”), which Convertible Debentures will be convertible into shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the conditions of such Convertible Debentures, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     AGREEMENT TO PURCHASE; PURCHASE PRICE.

         a.        (i)     Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the undersigned Buyer hereby agrees to loan to the Company the principal amount set forth on the Buyer’s signature page of this Agreement (the “Purchase Price”), out of the aggregate amount being loaned by all Buyers of up to an aggregate of One Million Six Hundred Thousand Dollars ($1,600,000) (the “Aggregate Purchase Price”) which amount will include the conversion of currently issued and outstanding bridge notes issued in December 2009 not to exceed $1,500,000.

(ii)     The obligation to repay the loan from the Buyer shall be evidenced by the Company’s issuance of one or more Convertible Debentures to the Buyer in the aggregate principal amount equal to the Purchase Price (the Convertible Debentures issued to the Buyer, the “Debentures”). Each Debenture (a) shall provide for a Conversion Price (as defined below), which price may be adjusted from time to as provided in the Debenture, and (b) shall have the terms and conditions of, and be substantially in the form attached hereto as, Annex I.

(iii)     On the Closing Date (as defined below), the Purchase Price shall be paid by the Buyer and the Company will deliver the Certificates (as defined below) to the Buyer.

(iv)     The loan to be made by the Buyer and the issuance of the Debentures and the Warrants (collectively, the “Purchased Securities”) to the Buyer are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Debentures and the Warrants

          b.       Certain Definitions.     As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

“Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

“Agreement Amount” means the amount, if any (other than interest and principal due under the Debentures), due to the Buyer or the Holder, as the case may be, pursuant to any provision of the Transaction Agreements.

“Agreement Payment Date” means the date the Buyer or the Holder, as the case may be, demands payment of an Agreement Amount.

“Agreement Shares” means the shares of Common Stock issuable in payment of Agreement Amounts, if such Agreement Amounts may be paid in such shares; provided, however, that any demand for Agreement Shares shall be subject to the provisions of Section 4(C) of the Debenture, as if such demand were a conversion of the Debenture and as if such provision were set forth herein in full.

“Buyer Control Person” means the Buyer and each such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

“By-laws” means the by-laws of the Company (howsoever denominated), as amended to date.

“Certificate of Incorporation” means the certificate of incorporation, articles of incorporation or other charter document (howsoever denominated) of the Company, as amended to date.

“Certificates” means the (x) the original manually-signed Debentures and (y) the original manually-signed Warrants, each duly executed by the Company and issued in the name of the Buyer on the Closing Date.

“Closing Date” means the date of the closing of the purchase and sale of the Purchased Securities.

“Closing Price” means the 4:00 P.M. closing bid price of the Common Stock on the Principal Trading Market on the relevant Trading Day(s), as reported by the Reporting Service for the relevant date.

“Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

“Company Counsel” means Schneider Weinberger & Beilly, LLP.

“Company's SEC Documents” means the Company’s filings on the SEC’s EDGAR system which are listed on Annex IV annexed hereto, to the extent available on EDGAR or otherwise provided to the Buyer as indicated on said Annex IV.

“Conversion Certificates” means certificates representing any one or more of the following, if any: (i) Conversion Shares, or (ii) Warrant Shares.

“Conversion Date” means the date a Holder submits a Notice of Conversion, as provided in the Debentures or makes a demand for an Agreement Amount which is to be paid in Agreement Shares.

“Conversion Price” means the Fixed Conversion Price or the Interest Conversion Price, as the context may require.

“Conversion Shares” means (i) the shares of Common Stock issued or issuable upon conversion of the Debentures, (ii) the shares of Common Stock issued or issuable in payment of accrued interest thereon, as contemplated in the Debentures, (iii) the shares of Common Stock issued or issuable in payment of an Agreement Amount which is being paid in Agreement Shares, or (iv) any or all of them, as the context may require.

“Converting Holder” means the Holder of Debentures or Warrants, as the case may be, who or which has submitted a Notice of Conversion (as contemplated by the Debentures) or a Notice of Exercise (as contemplated by the Warrants) or a demand for Agreement Shares.

“Current Information Reports” means all reports and material required to be filed by the Company so that the conditions, if applicable, of Rule 144 that there is adequate current information with respect to the Company will be satisfied.

“Delivery Date” means, as the case may be, (x) the meaning ascribed to it, as may be relevant, in the Debentures, the Warrants or other relevant Transaction Agreement, as the case may be, or (y) the third Trading Day after the Buyer or the Holder, as the case may be, makes a demand for an Agreement Amount which is being paid in Agreement Shares.

“Disclosure Annex” means Annex II to this Agreement; provided, however, that the Disclosure Annex shall be arranged in sections corresponding to the identified Sections of this Agreement, but the disclosure in any such section of the Disclosure Annex shall qualify other provisions in this Agreement to the extent that it would be readily apparent to an informed reader from a reading of such section of the Disclosure Annex that it is also relevant to other provisions of this Agreement.

“Exercise Price” means the per share exercise price of the Warrant.

“Fixed Conversion Price” means the VWAP for the ten (10) Regular Trading Days ending on the Trading Day immediately before the Closing Date.

“Holder” means the Person holding the relevant Securities at the relevant time.

“Interest Conversion Price” has the meaning ascribed to in the Debenture.

“Issue Date” means, with respect each Debenture and each Warrant, the Closing Date on which such instrument was initially issued to the Buyer.

“Issue Date Conversion Shares” means, with respect to the Closing Date, the number of shares of Common Stock equal to (x) the Purchase Price paid by the Buyer on the Closing Date, divided by (y) the Fixed Conversion Price (without regard to whether or not the Debentures were convertible on such date in accordance with their terms).

“Last Audited Date” means December 31, 2008.

“Majority in Interest of the Holders” means one or more Holders whose respective outstanding principal amounts of the Debentures held by each of them, as of the relevant date, aggregate at least fifty and 01/100 percent (50.01%) of the aggregate outstanding principal amounts of the outstanding Debentures held by the Holder and all other Holders on that date.

“Material Adverse Effect” means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (x) adversely affect the legality, validity or enforceability of the Purchased Securities or any of the Transaction Agreements, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its material obligations under any of the Transaction Agreements or the transactions contemplated thereby.

“Maturity Date” has the meaning ascribed to it in the Debentures.

“New Common Stock” means shares of Common Stock and/or securities convertible into, and/or other rights exercisable for, Common Stock, which are offered or sold in a New Transaction.

“New Investor” means the third party investor, purchaser or lender (howsoever denominated) or, where relevant, an Existing Securityholder (as defined below) in a New Transaction.

“New Transaction” means, unless consented to by a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever),

(i) the sale of New Common Stock by or on behalf of the Company to a New Investor in connection with a transaction which will provide funds to the Company (including, but not necessarily limited to, any such transaction which is an equity, debt, credit line or equity line transaction), and/or

(ii) the grant of a security interest in, or the pledge of, shares of the Company’s Common Stock or securities convertible into or exercisable for the Company’s Common Stock to any other party, or the pledge of such shares or securities to any other party, whether such grant or pledge is made by the Company or any other holder thereof, in connection with a transaction in which the Company borrows or is otherwise obligated to pay funds to a third party, and/or

(iii) in exchange for the forbearance, modification or relinquishment of any rights an existing holder of any of the Company’s securities (each, an “Existing Securityholder”), (x) the sale or issuance to such Existing Securityholder of additional New Common Stock and/or (y) the effectuation by the Company of, or the other agreement of the Company to provide, more beneficial terms with respect to any existing securities of the Company held by an Existing Securityholder, and/or,

(iv) the effectuation by the Company of, or the other agreement of the Company to provide, the reduction of the conversion price of any security convertible into Common Stock and/or the reduction of the exercise price of any right exercisable for Common Stock held by an Existing Securityholder in a transaction consummated after the date hereof; provided, however, that it is specifically understood that the term “New Transaction” (1) unless consented to otherwise by a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), includes, but is not limited to, a sale of Common Stock or of a security convertible into Common Stock or an equity or credit line transaction, but (2) does not include (a) the issuance of Common Stock upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, or in respect of any other financing agreements as in effect on the date hereof and identified in the Disclosure Annex (provided the same is not amended after the date hereof to a per share price below the Conversion Price or the Exercise Price, as the case may be) or in the Company’s SEC Documents (provided the same is not amended after the date hereof to a per share price below the Conversion Price or the Exercise Price, as the case may be), (b) the issuance of an Employee Stock Compensation Plan (an "ESCP") of the Company, such ESCP having been properly approved by the shareholders of the Company, (c) the issuance of a non-employee director stock compensation plan of the Company, (d) the issuance of Common Stock or issuance of Common Stock upon the exercise of any options or warrants, referred to in the preceding clauses of this paragraph (provided the same is not amended after the date hereof), or (e) the issuance of Common Stock in satisfaction of the Company’s employee compensation.

“New Transaction Closing Date” means the date a New Transaction is consummated.

“Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

“Principal Trading Market” means the Over the Counter Bulletin Board or such other market on which the Common Stock is principally traded at the relevant time, but shall not include the “pink sheets.”

“Qualification State” means a state, other than the State of Incorporation, in which the Company is qualified.

“Registrable Securities” means (i) shares of Common Stock previously issued to the Holder under the terms of the Transaction Agreements and (ii) shares of Common Stock issuable to the Holder (x) on conversion of the Debentures (whether for principal or interest or both), (y) on exercise of the Warrants or (z) pursuant to any other provision of the Transaction Agreements as of the date of the filing of the Registration Statement or any amendment thereof.

“Registration Statement” means a registration statement covering the resale by the Holder of Registrable Securities.

“Regular Trading Day” means the regular trading hours of a Trading Day on the Principal Trading Market shall be open for business (as of the date of this Agreement, such hours are, for most Trading Days, approximately 9:00 or 9:30AM to approximately 4PM Eastern Time; provided, however, that certain Trading Days may have shorter regular trading hours; and provided, further, that the regular trading hours may be subsequently changed for the Principal Trading Market).

“Reporting Service” means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by a Majority in Interest of the Holders and reasonably acceptable to the Company.

“Rule 144" means, as may be in effect from time to time, (i) Rule 144 promulgated under the 1933 Act or (ii) any other similar rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration under the 1933 Act.

“Securities” means the Purchased Securities and the Shares.

“Shares” means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares.

“State of Incorporation” means Delaware.

“Subsidiary” means, as of the relevant date, any subsidiary of the Company (whether or not included in the Company's SEC Documents) whether now existing or hereafter acquired or created.

“Trading Day” means any day during which the Principal Trading Market shall be open for business.

“Transaction Agreements” means this Agreement, each issued Debenture, each issued Warrant, the Security Interest Agreement, and the Disclosure Annex and includes all ancillary documents referred to in those agreements.

“Transaction End Date” means the date which is the later of (x) the date on which all of the Debentures have been converted or have been paid in full or (y) the date on which all of the Warrants have been fully exercised or have expired.

“Transfer Agent” means, at any time, the transfer agent for the Company’s Common Stock.

“VWAP” means the volume weighted average price of the Common Stock on the Principal Trading Market for the relevant Regular Trading Day(s), as reported by the Reporting Service.

“Warrant Shares” means shares of Common Stock issued or issuable upon exercise of the Warrants.

“Wire Instructions” means the Purchase Price Wire Instructions as provided in Annex V annexed hereto.

c.     Form of Payment; Delivery of Certificates.

(i)     The Buyer shall pay the Purchase Price by delivering immediately available good funds in United States Dollars to the Company no later than the date prior to the Closing Date.

(ii)     Within three (3) Trading Days after the Company has on deposit cleared funds from or on behalf of one or more Buyers an aggregate amount equal to the Aggregate Purchase Price and the Company shall have accepted the Buyer’s subscription hereunder, but in no event later than the Closing Date, the Company will deliver the Certificates to the Buyer.

d.     Method of Payment. Payment of the Purchase Price shall be made to the Company as provided in the Wire Instructions.

2.            BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Buyer represents and warrants to, and covenants and agrees with, the Company, as of the date hereof and, except as otherwise noted, as of each Closing Date, as follows:

a.     Without limiting Buyer's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Buyer is purchasing the Securities for the Buyer’s own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b.     The Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act, (ii) experienced in making investments of the kind described in this Agreement and the other Transaction Agreements, (iii) able, by reason of the business and financial experience of the Buyer and the Buyer’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect the Buyer’s own interests in connection with the transactions described in this Agreement and the other Transaction Agreements, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

c.     All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from such registration.

d.     The Buyer understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Buyer contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. The Buyer understands that the Securities are being offered and sold to the Buyer in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

e.     The Buyer and the Buyer’s advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Securities which have been requested by the Buyer, including those set forth in any annex attached hereto. The Buyer and the Buyer’s advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's SEC Documents.

f.     The Buyer understands that its investment in the Securities involves a high degree of risk.

g.     The Buyer hereby represents that, in connection with the Buyer’s investment or the Buyer’s decision to purchase the Securities, the Buyer has not relied on any statement or representation of any Person, including any such statement or representation by the Company or any of their respective controlling Persons, officers, directors, partners, agents and employees or any of their respective attorneys, except as specifically set forth herein.

h.     The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the suitability of the investment in the Securities nor have any such authorities passed upon or endorsed the merits of the offering of the Securities.

i.     This Agreement and each of the other Transaction Agreements to which the Buyer is a party, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Buyer. This Agreement has been executed and delivered by the Buyer, and this Agreement is, and each of the other Transaction Agreements to which the Buyer is a party, when executed and delivered by the Buyer (if necessary), will be valid and binding obligations of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

j.     The offer to sell the Securities was directly communicated to the Buyer by the Company. At no time was the Buyer presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

k.     The execution, delivery and performance of this Agreement and the consummation by the Buyer of the transactions contemplated hereby or relating hereto do not and will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Buyer is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Buyer or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Buyer’s ability to fulfill its obligations under this Agreement or the other Transaction Agreements). The Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Buyer is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

3.            COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and as of each Closing Date that, except as otherwise provided in the Disclosure Annex or in the Company’s SEC Documents:

a.     Rights of Others Affecting the Transactions. There are no preemptive rights of any stockholder of the Company to acquire the Securities. No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements. Except as set forth in the Disclosure Annex or the SEC Documents, no Person has, and as of the Closing Date, no Person shall have, any demand, “piggy-back” or other rights to cause the Company to file any registration statement under the 1933 Act relating to any of its securities or to participate in any such registration statement.

b.     Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

c.      Authorized Shares.

(i)     The capitalization of the Company (including the number of shares of each class of stock which is authorized and the number of such shares which are outstanding) is as indicated in the consolidated balance sheet of the Company as included in the most recently filed quarterly or annual report included in the Company’s SEC Documents and there has been no material change to such capitalization since the filing of that report.

(ii)     Except as set forth in the Company’s Disclosure in Annex II, there are no outstanding securities which are exercisable for, exchangeable for or convertible into shares of Common Stock or exercisable for, exchangeable for or convertible into instruments which are convertible into shares of Common Stock, whether such exercise, exchange or conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future. If any such securities are listed on the Disclosure Annex, the number or amount of each such outstanding convertible security and the conversion terms are set forth in said Disclosure Annex.

(iii)     All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Closing Date, were the Debentures fully converted and were the Warrant fully exercised on that date. In addition, the Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of any other shares of Common Stock in connection with any other securities previously issued by the Company that are convertible or exchangeable into Common Stock including all such securities listed in the Company’s Disclosure in Annex II.

(iv)     The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued on conversion of, or in payment of interest on, the Debentures or upon exercise of the Warrants, in each case in accordance with their respective terms, will have been duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

d.     Transaction Agreements and Stock. This Agreement and each of the other Transaction Agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the Debentures, the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company (if necessary), will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

e.     Non-contravention. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by this Agreement, the Debentures, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the Certificate of Incorporation or By-laws, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect. The timely payment of interest on the Debentures is not prohibited by the Certificate of Incorporation or By-Laws, or any agreement, contract, document or other undertaking to which the Company is a party.

f.     Securities Law Matters; Approvals.

(i)     No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

(ii)     Assuming the accuracy of the representations and warranties of the Buyer set forth in Section 2, the offer and sale by the Company of the Purchased Securities is exempt from (A) the registration and prospectus delivery requirements of the 1933 Act and the rules and regulations of the SEC thereunder and (B) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

g.     Filings. Since January 1, 2007, the Company has filed all annual and quarterly reports and all proxy statements required to be filed by the Company with the SEC under Section 13(a) or 15(d) of the 1934 Act. The financial statements of the Company included in the Company’s SEC Documents, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except in the case of unaudited statements permitted by Form 10-QSB or 10-Q under the 1934 Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

h.     Absence of Certain Changes. Since the Last Audited Date, there has been no Material Adverse Effect, except as disclosed in the Company’s SEC Documents. Since the Last Audited Date, except as provided in the Company’s SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i.     Full Disclosure. There is no fact known to the Company (other than conditions known to the public generally or as disclosed in the Company’s SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

j.     Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

k.     Absence of Events of Default. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company or its Subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

l.      Absence of Certain Company Control Person Actions or Events. To the Company’s knowledge, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

(1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

(5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

m.     No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstance has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the Certificate of Incorporation or the By-laws, each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

n.     No Integrated Offering. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since January 1, 2007, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

o.    Dilution. Each of the Company and its executive officers and directors is aware that the number of shares issuable on conversion of the Debentures, upon exercise of the Warrants or pursuant to the other terms of the Transaction Agreements may have a dilutive effect on the ownership interests of the other stockholders (and Persons having the right to become stockholders) of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Debentures and the Warrant Shares upon exercise of the Warrants or any shares pursuant to any other terms of any of the Transaction Agreements is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company, and the Company will honor such obligations, including, but not necessarily limited to, honoring every Notice of Conversion (as contemplated by the Debentures) and every Notice of Exercise (as contemplated by the Warrants), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

p.     Fees to Brokers, Finders and Others. The Company has taken no action which would give rise to any claim by any Person for brokerage commission, placement agent or finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Except for such fees arising as a result of any agreement or arrangement entered into by the Buyer without the knowledge of the Company (a “Buyer’s Fee”), Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees (other than a Buyer’s Fee).

q.     Tax Returns. The Company and each of its Subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

r.     Disclosure. All information relating to or concerning the Company set forth in the Transaction Agreements or in the Company’s public filings with the SEC is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by the Company. In furtherance of the foregoing, and not in limitation thereof, the Company confirms that, any other representation or provision of this Agreement or any of the other Transaction Agreements to the contrary notwithstanding, the Company is in compliance with Regulation FD promulgated by the SEC or any similar rule or regulation regarding the dissemination of information regarding the Company and the Company has not provided, and will not provide, the Buyer with any non-public material information regarding the Company prior to the consummation of the transactions consummated hereunder on the Closing Date.

s.     Anti-Dilution Rights of Holders of Convertible Debt and Other Equity-Linked Securities Issued by the Company. The Company represents and warrants that, (i) except as set forth in the Company’s Disclosure in Annex II, no convertible debt or other equity-linked securities, included, but not limited to warrants to purchase common stock, containing any kind of anti-dilution or conversion price or exercise price reset mechanism have been previously issued to any parties other than officers, directors or other affiliates of the Company; and (ii) in connection with all convertible debt and other equity-linked securities issued by the Company and held by any officers, directors or other affiliates of the Company that contains any anti-dilution provision or any kind of conversion price or exercise price reset mechanism, within ten (10) businesses days following the Closing Date the Company shall have received the agreement from such officers, directors or other affiliates of the Company waiving the terms of such convertible debt or other equity-linked securities or other agreements entered into in connection with the issuance of such convertible debt or equity-linked securities related to such anti-dilution rights or conversion price or exercise price reset mechanisms.

4.            CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.     Transfer Restrictions. The Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

b.     Restrictive Legend. The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act and may be sold in accordance with an effective registration statement, or until such Shares can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

c.     Filings. The Company undertakes and agrees to make all filings required to be made by it in connection with the sale of the Securities to the Buyer under the 1933 Act, the 1934 Act or any United States state securities laws and regulations thereof applicable to the Company or by the rules and regulations of the Principal Trading Market, and, unless such filing is publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), to provide a copy thereof to the Buyer promptly after such filing. Reference is made to the Section titled “Publicity, Filings, Releases, Etc.” below.

d.     Reporting Status; Disclosure of Information.

(i)      During the period from the Closing Date to and including the Transaction End Date, the Company shall

(A) timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act,

(B) take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available,

(C) not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination, and

(D) comply with Regulation FD promulgated by the SEC or any similar rule or regulation regarding the dissemination of information regarding the Company, and in furtherance of the foregoing, and not in limitation thereof, and notwithstanding anything to the contrary in this Agreement or in any of the other Transaction Agreements, without the prior written consent of the Holder in each instance, not disclose to the Holder any non-public material information regarding the Company.

(ii)     The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, all Shares) on the Principal Trading Market or a listing on the NASDAQ Capital, Global or Global Select Markets or AMEX and, to the extent applicable to it, will comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it at least through the date which is the Trading Day after the Transaction End Date.

e.     Use of Proceeds. The Company will use the net proceeds received hereunder for general corporate purposes, including growth and capital initiatives, and research and development.

f.     Warrants.

(i)     The Company agrees to issue to the Buyer, and the Buyer agrees to purchase from the Company, on the Closing Date a transferable warrant (each, a “Warrant” and, collectively, the “Warrants”) for the purchase of the number of shares equal to one hundred (100%) of the Issue Date Conversion Shares.

(ii)     Each Warrant shall have an exercise price (each, an “Exercise Price”) equal to $0.25 per share (subject to adjustment as provided in the Warrant and herein).

(iii)     Each Warrant shall be exercisable commencing on the Issue Date and shall expire at the close of business on the last day of the calendar month in which the fourth annual anniversary of the Issue Date of such Warrant occurs.

(iv)     Each Warrant shall have cashless exercise rights and automatic exercise provisions, each as provided in the Warrant. Except as specified above, each Warrant shall generally be in the form annexed hereto as Annex III.

g.     Certain Agreements.

(i)     For purposes of this Agreement, the following terms shall have meanings indicated:

(A)     “New Transaction Period” means the period commencing on the Closing Date and continuing through and including the Transaction End Date.

(B)     “New Transaction Price” means the Basic New Transaction Price, except that if the Basic New Transaction Exercise Price is lower than the Basic New Transaction Price, it means the Basic New Transaction Exercise Price.

(C)     “Basic New Transaction Price” means the lower of (i) if the purchase price, conversion price or put or call price per share for any shares of New Common Stock contemplated in the New Transaction is a fixed price, the lowest such fixed price or (ii) if the purchase price, conversion price or put or call price per share for any shares of New Common Stock contemplated in the New Transaction is a variable price, the price determined by the application of such formula on the date the Holder gives a Notice of Conversion under the Debenture; and provided, further, that, if the securities issued in the New Transaction are issued at a Face Value Discount (as defined below), the Basic New Transaction Price shall be adjusted to reflect such discount.1

1 By way of illustration, if convertible preferred shares having a stated value of $1 million and a fixed conversion price of $0.05 were sold for a purchase price of $800,000, the effective Basic New Transaction Price would be $0.04.

(D)     “Basic New Transaction Exercise Price” means the lower of (i) if the exercise price per share applicable to the warrants, option or similar instrument (howsoever denominated; collectively, “New Transaction Warrants”) included in such New Transaction is a fixed price, the lowest such fixed price, or (ii) if the exercise price per share applicable to the New Transaction Warrants is a formula, the price determined by application of such formula on the date the Holder gives a Notice of Exercise under the Warrant.

(E)     “New Transaction Exercise Price” means the lower of (i) the Basic New Transaction Exercise Price, or (ii) the Basic New Transaction Price multiplied by the Original Warrant Exercise Price Ratio.

(F)     “Original Warrant Exercise Price Ratio” means the fraction which is the lower of (i) the fraction, of which the numerator is the Exercise Price on the Closing Date and the denominator is the Fixed Conversion Price on the Closing Date, or (ii) the fraction, of which the numerator is the Exercise Price in effect immediately before the consummation of the New Transaction and the denominator is the Fixed Conversion Price in effect immediately before the consummation of the New Transaction.

(G)     “Face Value Discount” means consideration less than, as the case may be, (x) the number of shares being issued multiplied by the stated purchase price, (y) the stated principal amount of a debenture, note or similar instrument or (z) the stated value of the shares of convertible stock.

(ii)    The Company covenants and agrees that, if, during the New Transaction Period, without the prior written consent of a Majority in Interest of the Holders in each instance (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), the Company enters into a New Transaction, then

(A)     the Fixed Conversion Price applicable to any conversion of the Debenture effected thereafter by the Holder shall be the lower of (i) the Fixed Conversion Price in effect as of the Trading Day immediately before the consummation of the New Transaction (adjusted for any subsequent capital transactions as provided in the Debenture) or (ii) the lowest New Transaction Price from this or any other New Transaction effected during the New Transaction Period (in each case, adjusted for any subsequent capital transactions as provided in the Debenture); and

(B)     the Exercise Price applicable to any exercise of the Warrant effected thereafter by the Holder shall be the lower of (i) the Exercise Price in effect as of the Trading Day immediately before the consummation of the New Transaction (adjusted for any subsequent capital transactions as provided in the Warrant) or (ii) the lowest New Transaction Exercise Price from this or any other New Transaction effected during the New Transaction Period (adjusted for any subsequent capital transactions as provided in the Warrant); and

(C)     if the Exercise Price is reduced pursuant to the provisions of the immediately preceding clause (B), the number of shares issuable on exercise of the Warrants shall be increased to a number of shares (the “Adjusted Warrant Shares Number”) such that the aggregate Exercise Price (after taking into account such reduction) for the Adjusted Warrant Shares Number shall be equal to the aggregate Exercise Price (immediately before such reduction) for the Warrant Shares issuable on exercise of the Warrants prior to the adjustment contemplated by this clause (C) (for purposes of all such calculations, all Warrants shall be assumed to be fully exercisable without regard to any limitations, restrictions or conditions that may be provided in any provision of any of the Transaction Agreements); and

(D)   if the provisions applicable to subsequent adjustments to any one or more or all of the purchase price, conversion price or warrant exercise price of the securities issued in the New Transaction are more beneficial to the Holder than the terms, if any, provided in the Transaction Agreements, the Holder may apply the provisions of the New Transaction to the Transaction Agreements.

(iii)     If during the New Transaction Period, the Company enters into a New Transaction and subsequently files a registration statement naming the New Investors of that New Transaction as selling stockholders (a “New Transaction Registration Statement”), the Holder shall have piggy-back registration rights with respect to the all or any of the Conversion Shares or Warrant Shares then held by the Holder or then subject to issuance upon conversion of the outstanding Debenture, exercise of the outstanding Warrant or otherwise issuable as Agreement Shares (collectively, the “Remaining Shares”), subject to the conditions set forth below. Prior to the filing of the New Transaction Registration Statement, the Company shall give written notice of such anticipated filing to the Holder and the Holder shall have the right, exercisable within ten (10) Trading Days after receipt of such notice, to demand inclusion of all or a portion of the Holder’s Remaining Shares in the New Transaction Registration Statement. If the Holder exercises such election, the Remaining Shares so designated shall be included in the New Transaction Registration Statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder were the Holder a New Investor). If the Holder elects to include any such shares, the Holder shall have, with respect to such shares, all of the rights and benefits provided to a New Investor under the terms of the agreements reflecting the New Transaction with respect to the filing, effectiveness and maintenance of effectiveness of such registration statement (including, but not necessarily limited to, provisions, if any, for liquidated damages payable by the Company under certain events) as if the Holder had been a New Investor in the New Transaction.

(iv)     Nothing in the foregoing provisions reflects either an obligation on the part of any Buyer to participate in any New Transaction or a limitation on any Buyer from participating in any New Transaction.

(v)     Any of the foregoing provisions of this Section 4(g) or any other provision of this Agreement or any of the other Transaction Agreements to the contrary notwithstanding, the Company shall not engage in any offers, sales or other transactions of its securities which would adversely affect the exemption from registration available for the transactions contemplated by the Transaction Agreements.

h.     Available Shares.

(i)     The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the “Reserved Amount”) at least equal to the sum of (x) one hundred fifty percent (150%) of the number of shares of Common Stock issuable as may be required, at any time, to satisfy the conversion rights of the Holders of principal on all outstanding Debentures plus interest thereon through the Maturity Date (assuming for such purposes that interest is paid in shares at the Interest Conversion Price in effect on the Reserved Share Determination Date, as defined below), plus (y) one hundred percent (100%) of the number of shares issuable upon exercise of all outstanding Warrants held by the Holders (in each case, whether any of such outstanding Convertible Debentures or Warrants were originally issued to the Holder, the Buyer or to any other party and without regard to any restrictions which might limit any Holder’s right to convert any of the Debentures or to exercise any of the Warrants held by such Holder).

(ii)     The Reserved Amount shall be determined on the Closing Date and after each New Transaction Closing Date, and thereafter on the first Trading Day after the end of each subsequent calendar quarter (each such determination date, a “Reserved Share Determination Date”), and the number of shares to be reserved shall be based on (q) all outstanding Debentures and the Conversion Price which would have been applicable as of such Reserved Share Determination Date and (r) all unexercised Warrants as of such date. The Reserved Amount determined on such date shall remain the Reserved Amount until the next New Transaction Closing Date or the next quarterly determination, as the case may be. The Company shall give written instructions to the Transfer Agent to reserve for issuance to the Buyer the number of shares equal to the Reserved Amount. The Company will, at the request of the Buyer, provide written confirmation, certified by an executive officer of the Company, of the number of shares then reserved for the Buyer and that the instructions referred to in the preceding sentence have been given to the Transfer Agent.

i.     Reports under 1933 Act and 1934 Act. With a view to making available to Buyer the benefits of Rule 144, the Company agrees, subject to the provisions of Section 4(d) hereof, to (all at the Company’s expense) that the Company shall:

(i)     make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)     file all Current Information Reports with the SEC in a timely manner; and

(iii)     furnish to the Holder at any time prior to the Transaction End Date, promptly upon reasonable request, (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, and (b) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without limitation; and

(iv)     at the request of the Holder, give the Transfer Agent instructions (supported by an opinion of Company Counsel or other counsel to the Company, if required or requested by the Transfer Agent) to the effect that, upon the Transfer Agent’s receipt from the Buyer of

(A) a certificate (a “Rule 144 Certificate”) certifying that the Holder’s holding period (as determined in accordance with the provisions of Rule 144) for the Shares which the Holder proposes to sell (the “Securities Being Sold”) is not less than six (6) months; and

(B) an opinion of counsel acceptable to the Company if not given by Company Counsel) that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the Buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records (except to the extent any such legend or restriction results from facts other than the identity of the Holder, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Holder). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

j.     Publicity, Filings, Releases, Etc. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, “Publicity”), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. In furtherance of the foregoing, the Company will provide to the counsel designated by the Buyer (“Investor’s Counsel”) drafts of the applicable text the first filing of a Current Report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K (or equivalent SB forms), as the case may be, intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least two (2) Trading Days before such filing will be made) and will not include in such filing (or any other filing filed before then) any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this paragraph). Notwithstanding, but subject to, the foregoing provisions of this Section 4(j), the Company will, after the Closing Date, promptly (but in any event within four (4) Trading Days after the Closing Date) issue a press release and file a Current Report on Form 8-K or, if appropriate, a quarterly or annual report on the appropriate form, referring to the transactions contemplated by the Transaction Agreements (excepts that drafts thereof shall have provided to the Holder at least two Trading Days before the Closing Date).

k.     Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under the Transaction Agreements are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any Other Buyer under any one or more of the Transaction Agreements. The decision of each Buyer or Other Buyer to purchase Purchased Securities pursuant to the Transaction Agreements has been made by such Buyer independently of any Other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries, if any, which may been made or given by any Other Buyer or any of their respective officers, directors, principals, employees, agents, counsel or representatives (collectively, including the Buyer, the “Buyer Representatives”). No Buyer Representative shall have any liability to any Other Buyer or the Company relating to or arising from any such information, materials, statements or opinions, if any. Each Buyer acknowledges that no Other Buyer has acted as agent for such Buyer in connection with making its investment hereunder and that no Buyer will be acting as agent of such Other Buyer in connection with monitoring its investment in the Purchased Securities or enforcing its rights under the Transaction Agreements, except for the case of the Collateral Agent appointed in the Security Agreement, who is affiliated with one of the Buyers in this transaction. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Agreements, and it shall not be necessary for any Other Buyer to be joined as an additional party in any proceeding for such purpose; except in the case of a foreclosure and liquidation of the Collateral identified in the Security Agreement, in which case the designated Collateral Agent for all the Buyers will act on behalf of all the Buyers and no individual Buyer shall have the rights to supersede the rights of the Collateral Agent. The Company acknowledges that, for reasons of administrative convenience, (x) the Transaction Agreements have been prepared by counsel for one of the Buyers and such counsel does not represent all of the Buyers with respect to the transactions contemplated hereby, and each other Buyer has retained its own counsel (or had the opportunity to do so) with respect to such transactions, and (y) the Company has elected to provide each of the Buyers with the same Transaction Agreements for the purpose of closing a transaction with multiple Buyers and not because it was required or requested to do so by any Buyer. In furtherance of the foregoing, and not in limitation thereof, the Company acknowledges that nothing contained in this Agreement or in any Transaction Agreement, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute any two or more Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Agreements.

l.     Equal Treatment of Buyers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Agreements unless the same consideration is also offered to all of the parties to the Transaction Agreements.

m.     Independent Investment Decision. No Buyer has agreed to act with any Other Buyer for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Buyer is acting independently with respect to its investment in the Securities. The decision of each Buyer to purchase Purchased Securities pursuant to this Agreement has been made by such Buyer independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or its subsidiaries which may have made or given by any Other Buyer or by any agent or employee of any Other Buyer, and no Buyer or any of its agents or employees shall have any liability to any Other Buyer (or any other person) relating to or arising from any such information, materials, statements or opinions.

n.     NASD Rule 2710. The Company is aware that the Corporate Financing Rule 2710 (“NASD Rule 2710") of the National Association of Securities Dealers (“NASD”) is or may become applicable to the transactions contemplated by the Transaction Agreements or to the sale by a Holder of any of the Securities. If NASD Rule 2710 is so applicable, the Company shall, to the extent required by such rule, timely make any filings and cooperate with any broker or selling stockholder in respect of any consents, authorizations or approvals that may be necessary for the NASD to timely and expeditiously permit the stockholder to sell the securities.

o.     Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary, if any, to maintain a standard and uniform system of accounting and to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and such subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

p.     Transactions with Affiliates.   Until the Transaction End Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, enter into any material transaction or agreement with any stockholder, officer, director or Affiliate of the Company or family member of any officer, director or Affiliate of the Company, unless the transaction or agreement is (i) reviewed and approved by a majority of Disinterested Directors (as such term is hereinafter defined) and (ii) on terms no less favorable to the Company or the applicable Subsidiary than those obtainable from a non-affiliated person. The term “Disinterested Director” means a director of the Company who is not and has not been an officer or employee of the Company and who is not a member of the family of, controlled by or under common control with, any such officer or employee.

q.     Certain Restrictions. Until the Transaction End Date, no dividends shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any capital stock of the Company, nor shall any capital stock of the Company be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or pursuant to the security agreements, if any, listed on the Disclosure Annex) for any consideration by the Company, directly or indirectly, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any Common Stock.

     5.        TRANSFER AGENT INSTRUCTIONS.

a.     The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Debentures, the exercise of the Warrants, or the issuance of Agreement Shares, if any, as may be applicable from time to time, in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Holder in connection therewith. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Agreements. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act or upon request from a Holder while there is an effective registration statement covering the sale of the relevant Shares, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities, as may be applicable, promptly instruct the Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

b.     The provisions of this paragraph apply if the provisions of Rule 144 would then be applicable to the sale of the relevant Shares by the Holder without restriction or other limitation or while there is an effective Registration Statement covering the Registrable Shares (any such period, the “Effective Period”). During the Effective Period, the Company will issue Shares without legend and without transfer restrictions on the books of the Transfer Agent, and, at the request of the Holder, will use it best efforts to have previously issued certificates representing the Shares re-issued without legend and without transfer restrictions on the books of the Transfer Agent. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of the Debenture or exercise of a Warrant or at the request of the Holder with respect to any Shares previously issued, provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder and the Holder’s compliance with the provisions contained in this paragraph, so long as the certificates therefore do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause the Transfer Agent to electronically transmit to the Holder the Common Stock issuable upon conversion of the Debenture or exercise of the Warrant or in replacement of any Shares previously issued by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The Company specifically acknowledges that, as of the date hereof and as of the Closing Date, the Transfer Agent is participating in the DTC program and the Company is not aware of any plans of the Transfer Agent to terminate such participation. While any Holder holds Securities, the Company will not appoint any transfer agent which does not participate in the DTC program.

c.      The Company shall assume any fees or charges of the Transfer Agent or Company counsel regarding (i) the removal of a legend or stop transfer instructions with respect to Shares, and (ii) the issuance of certificates or DTC registration to or in the name of the Holder or the Holder’s designee or to a transferee. Notwithstanding the foregoing, it shall be the Holder’s responsibility to obtain all needed formal requirements (specifically: medallion guarantee) in connection with any electronic issuance of shares of Common Stock.

d.     The Holder of a Debenture or a Warrant shall be entitled to exercise its conversion or exercise privilege with respect to the Debenture or the Warrant, as the case may be, notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the “Bankruptcy Code”). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of such holder’s exercise privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Debenture or the exercise of the Warrant. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

e.     The Company will authorize the Transfer Agent to give information relating to the Company directly to the Holder or the Holder’s representatives upon the request of the Buyer or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Holder in connection with a Notice of Conversion or a Notice of Exercise, or (ii) the aggregate number of outstanding shares of Common Stock of all stockholders (as a group and not individually) as of a current or other specified date. At the request of the Holder, the Company will provide the Holder with a copy of the authorization so given to the Transfer Agent.

6.            CLOSING DATE.

a.      The Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run. Notwithstanding the foregoing, the Closing Date shall occur after the Buyer completes, to the Buyer’s own satisfaction, its own due diligence review of the Company and the Buyer’s execution and delivery of this Agreement shall have been approved by the Buyer’s investment committee, if any. If the Closing Date does not occur within thirty (30) days from the date of this Agreement, the Company may, by written notice to the Buyer, terminate this Agreement, in which event neither party shall have any obligations to the other hereunder.

b.     The closing of the purchase and issuance of Debentures and Warrants shall occur on the Closing Date at the offices of the Company and shall take place no later than 3:00 P.M., Eastern Time, on the day specified above (or if such day is not a Trading Day, the next Trading Day) or such other time as is mutually agreed upon by the Company and the Buyer.

7.            CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The Buyer understands that the Company's obligation to sell the Purchased Securities to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

a.     The execution and delivery of this Agreement and, where indicated, the other Transaction Agreements by the Buyer on or before such Closing Date;

b.     The execution and delivery by the Buyer to the Company by such Closing Date of good funds as payment in full of an amount equal to the Purchase Price in accordance with this Agreement;

c.     The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

d.     There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8.            CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

The Company understands that the Buyer's obligation to purchase the Purchased Securities on the Closing Date is conditioned upon:

a.     The execution and delivery of this Agreement and the other Transaction Agreements by the Company on or before such Closing Date;

b.     On such Closing Date, each of the Transaction Agreements executed by the Company on or before such date shall be in full force and effect and the Company shall not be in default thereunder;

c.     The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date; and

d.     There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

9.            INDEMNIFICATION AND REIMBURSEMENT.

a.      (i) The Company agrees to indemnify and hold harmless the Buyer and its officers, directors, employees, and agents, and each Buyer Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, “Damages”), joint or several, and any action in respect thereof to which the Buyer, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Buyer Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Buyer's failure to perform any covenant or agreement contained in this Agreement or the Buyer's or its officer’s, director’s, employee’s, agent’s or Buyer Control Person’s illegal or willful misconduct, gross negligence, recklessness or bad faith (in each case, as determined by a non-appealable judgment to such effect) in performing its obligations under this Agreement.

(ii)     The Company hereby agrees that, if the Buyer, other than by reason of its gross negligence or willful misconduct (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Buyer from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Buyer, directly or indirectly, and reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Buyer Control Persons (if any), as the case may be, of the Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer, any such Affiliate and any such Person. The Company also agrees that neither the Buyer nor any such Affiliate, partner, director, agent, employee or Buyer Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, except as may be expressly and specifically provided in or contemplated by this Agreement.

b.     All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows:

(i)      In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section (an “Indemnified Party”) might seek indemnity under paragraph (a) of this Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a “Third Party Claim”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section against any Person (the “Indemnifying Party”), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “Claim Notice”) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “Dispute Period”) whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

(x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

(y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, each in a reasonable manner, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(ii)     In the event any Indemnified Party should have a claim under paragraph (a) of this Section against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under paragraph (a) of this Section specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

c.     The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

10.          JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

11.          SPECIFIC PERFORMANCE. The Company and the Buyer acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Agreements were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties (including any Holder) shall be entitled to an injunction or injunctions, without (except as specified below) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; provided, however that the Company, upon receipt of a Notice of Conversion or a Notice of Exercise, may not fail or refuse to deliver the stock certificates and the related legal opinions, if any, or if there is a claim for a breach by the Company of any other provision of this Agreement or any of the other Transaction Agreements, the Company shall not raise as a legal defense, based on any claim that the Holder or anyone associated or affiliated with the Holder has violated any provision hereof or any other Transaction Agreement, has engaged in any violation of law or for any other reason, unless the Company has first posted a bond for one hundred fifty percent (150%) of the principal amount and, if relevant, then obtained a court order specifically directing it not to deliver said stock certificates to the Holder. The proceeds of such bond shall be payable to the Holder to the extent that the Holder obtains judgment or its defense is recognized. Such bond shall remain in effect until the completion of the relevant proceeding and, if the Holder appeals therefrom, until all such appeals are exhausted. This provision is deemed incorporated by reference into each of the Transaction Agreements as if set forth therein in full.

12.          GOVERNING LAW: MISCELLANEOUS.

a.     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of Broward or the state courts of the State of Florida sitting in the County of Broward in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

b.     Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c.     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d.     All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e.     This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

f.     A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on all parties hereto.

g.     The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h.     If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i.     This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

j.     This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

k.     All dollar amounts referred to or contemplated by this Agreement or any other Transaction Agreement shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

13.          NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a)     the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

(b)     the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c)     the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

COMPANY:    At the address set forth at the head of this Agreement.

Attn: Chief Financial Officer

Telephone No.: (954) 473-1254

Telecopier No.: (954) 473-1256

with a copy to:

Schneider Weinberger & Beilly LLP

2200 NW Corporate Blvd., Suite 210

Boca Raton, FL 33431

Attn: Roxanne K. Beilly, Esq.

Telephone No.: (561) 362-9595

Telecopier No.: (561) 362-9612

BUYER:                                At the address set forth on the signature page of this Agreement.

14.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company’s and the Buyer’s representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, for a period of two (2) years after the Closing Date hereunder and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, with respect to the Purchase Price specified below, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

PURCHASE PRICE:
BUYER:

Printed Name of Buyer
Address
By:
Telecopier No.		(Signature of Authorized Person)

Printed Name and Title
Jurisdiction of Incorporation or Organization

If the above Notice Address is not the Residence (for individual Buyer) or Principal Place of Business (for Buyer which is not an individual), such Residence or Principal Place of Business is:

COMPANY:

 OmniComm Systems, Inc.

By:/s/ Ronald T. Linares

Ronald T. Linares, Chief Financial Officer

     ANNEX I           FORM OF DEBENTURE

     ANNEX II          COMPANY DISCLOSURES

     ANNEX III         FORM OF WARRANT

     ANNEX IV         COMPANY’S SEC DOCUMENTS AVAILABLE ON EDGAR

     ANNEX V          PURCHASE PRICE WIRE INSTRUCTIONS

ANNEX I

FORM OF DEBENTURE

ANNEX II

COMPANY DISCLOSURES

[None]

ANNEX III

FORM OF WARRANT

ANNEX IV

COMPANY SEC DOCUMENTS

(All Such Documents Available on the SEC’s Website at WWW.SEC.gov)

ANNEX V

PURCHASE PRICE WIRE INSTRUCTIONS

ABA:	XXXXXXXXX

Bank:	Northern Trust Bank, Florida, N.A.

Address:	700 Brickell Avenue
Miami, FL 33131

Re:	OmniComm Systems, Inc.

Amount:	$___________________

Beneficiary Acct:	XXXXXXXXXX = Checking Account

Attn:	Northern Trust Bank
305-789-1143

Swift Code:	CNORUS3M

Please send in U.S. Dollars.